Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Isoray, Inc., a Delaware corporation (the Company), hereby certify that:

To my knowledge, the Annual Report on Form 10-K of the Company for the annual period ended June 30, 2019 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 27, 2019

/s/ Lori A. Woods
Lori A. Woods
Chief Executive Officer
(Principal Executive Officer)

 Dated: September 27, 2019

/s/ Jonathan Hunt
Jonathan Hunt
Chief Financial Officer
(Co-Principal Financial Officer)

Dated: September 27, 2019

/s/ Mark J. Austin
Mark J. Austin
Controller
(Co-Principal Financial and Principal Accounting Officer)